UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): July 23, 2008

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 23, 2008, we entered into a Second Amendment of Securities Purchase Agreement and Series B Unit Purchase Warrant (the “Amendment”) with the single institutional investor (the “Holder”) which is signatory to the Securities Purchase Agreement dated April 29, 2008 and is the holder of the Series B Unit Purchase Warrant dated April 30, 2008 (the “Series B Warrant”), both as amended to date. The Amendment provides for an increase in the interest rate of the convertible notes issuable upon post-Amendment exercise of the Series B Warrant from 15% to 18.33%, decreases the exercise price for warrants of common stock issuable on post-Amendment exercise of the Series B Warrant from $0.95 to $0.79 and decreases the exercise price of 17,468,354 warrants to purchase common stock previously issued to the Holder from $0.95 per share to $0.79 per share. The Amendment also provides that 15 days following the submission of an application for Listing of Additional Shares with Nasdaq (or if Nasdaq has objected during such 15 days, if and when Nasdaq approves such application), the Series B Unit Purchase Warrant shall be further amended to increase the aggregate exercise price of the Series B Warrant from $67.5 million to $112 million. In addition, the Amendment requires the partial exercise of $44.5 million of the Series B Warrant in two tranches as described below.

Pursuant to the Amendment, the Holder agreed to exercise the Series B Warrant to the extent of $22,250,000 of the remaining $44,500,000 by no later than July 25, 2008 and to the extent of an additional $22,250,000 by no later than August 25, 2008. On July 24, 2008, the Holder exercised $22.25 million of the Series B Warrant, and accordingly we issued to the Holder $22.25 million aggregate principal amount of our 18.33% Convertible Senior Notes (the “Notes”) and warrants to purchase 14,082,278 shares of Common Stock at an exercise price of $0.79 per shares (the “Warrants”).

Upon the second exercise agreed to by the Holder pursuant to the Amendment, we expect to issue to the Holder an additional $22.25 million aggregate principal amount of convertible senior notes with an interest rate of 18.33% and additional warrants to purchase 14,082,278 shares of Common Stock.

As noted above, we also amended 17,468,354 warrants to purchase common stock (the “Amended Warrants”) initially associated with $27,600,000 in principal amount of our 13.5% Convertible Senior Notes due 2014 (“13.5% Notes”) so that such Amended Warrants will have an exercise price of $0.79 per share.

In addition, pursuant to the Amendment, we agreed to repurchase from the Holder the entire remaining $17,518,000 outstanding principal amount of 13.5% Notes (the “Repurchased Notes”) and 11,012,658 warrants to purchase Common Stock (the “Repurchased Warrants”) issued to the Holder in connection with 13.5% Notes, of which half shall be purchased following the July exercise of the Series B Warrant and the other half shall be purchased following the August exercise of the Series B Warrant. We will be entitled to receive from escrow and retain an aggregate of $6,525,000 of the “make-whole” payments associated with the Repurchased Notes and the Holder will be entitled to an aggregate of $7,574,696 of the “make-whole” payments associated with the Repurchased Notes. Half of such “make-whole” payments to us and to the Holder shall be paid upon the surrender by the Holder of the Repurchased Notes and Repurchased Warrants following the July exercise of the Series B Warrant and the other half shall be paid upon the surrender by the Holder of the Repurchased Notes and Repurchased Warrants following the August exercise of the Series B Warrant.

As noted above, the Amendment amends the Series B Warrant, effective upon satisfaction of the Nasdaq condition, to change the number of Units for which the Series B Warrant may be exercised, in the aggregate, from 67,500 to 112,000, and provide that the additional 44,500 Units (or any portion thereof) added to the aggregate exercise amount pursuant to the Amendment shall be purchased if and only if both parties hereafter mutually agree to the particular purchase, and not otherwise.

The Amendment contemplated that the Notes would be, and the Notes in fact were, issued pursuant to an Indenture dated July 24, 2008 between us and U.S. Bank National Association as trustee (the “Indenture”). The Notes will bear an annual interest rate of 18.33% and be convertible into Common Stock at a conversion price of $0.79 per share (the “Conversion Price”). Upon conversion of the Notes, we shall be required to pay a make-whole amount to the holders of the Notes so converted equal to $549.9 per $1000 principal amount of the converted Notes less any interest paid on such Notes prior to the conversion date (a “Make-Whole Payment”). We have placed an amount adequate to pay the Make-Whole Payments on all outstanding Notes in escrow to be held for a period of one year. At the end of one year, all funds remaining in escrow will be released to us.

In the case of an event of default or certain changes in control the Notes can be accelerated.

If not converted or repurchased prior to maturity, the Notes mature on July 24, 2011.

The Notes are our unsecured obligations and are not subordinated to any of our present or future unsecured obligations. We have also agreed to certain restrictions on our incurrence of future secured indebtedness.

The Warrants will expire on June 19, 2013 and will be exercisable only by payment of cash, provided that net exercise of the Warrants shall be permitted if we fail to maintain a registration statement for the underlying shares. We have the ability, upon certain other conditions being met and our achievement of certain product milestones, to accelerate the termination date of the Warrants.

Except as expressly set forth in the Amendment, the Securities Purchase Agreement and the Series B Warrant (as previously amended to date), and the Amended Warrants, remain unchanged and in full force and effect.

The description of the terms and conditions of the Amendment, the Indenture, the Notes and the Warrants set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1, and by reference to the full text of the Indenture, which is attached hereto as Exhibit 4.1.

The Notes, the Warrants and the shares of Common Stock underlying them are covered by our Form S-3 shelf registration statement (file no. 333-149982).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At a meeting on July 23, 2008, our Board of Directors approved an amendment and restatement of our Bylaws previously in effect to (1) add the office of President as an officer separate from and reporting to the Chief Executive Officer and (2) specify the powers and duties of the President and Chief Executive Officer, respectively.

In addition, the Board approved other changes to the Bylaws which (1) clarify what business may be conducted at a special meeting of the shareholders; (2) provide that a declaration of mailing shall be prima facie evidence of giving notice of any shareholders’ meeting; (3) provide for the appointment and specify the duties of an Inspector of Elections pursuant to Washington law (RCW 23B.07.035); (4) reduce the quorum requirement for a shareholder meeting to one-third of the votes entitled to vote, as set forth in our current Amended and Restated Articles of Incorporation as approved by the shareholders at the special meeting in lieu of annual meeting of the shareholders on June 19, 2008; (5) provide the rules for the continuation of business at any meeting or adjournment of such meeting in the event of the withdrawal of enough shareholders to leave less than quorum; (6) change the officer signature requirements for certificates representing shares; (7) authorize the Chief Executive Officer to call a special meeting of the Board of Directors; and (8) provide the rules and procedure for the execution of our instruments and voting of securities owned by us.

The Bylaws changes all took effect immediately.

This description is qualified in its entirety by reference to the Bylaws, which are filed as Exhibit 3.2 to this Form 8-K and are incorporated by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.2	Bylaws, as amended and restated on July 23, 2008

4.1	Indenture, dated July 24, 2008 between Cell Therapeutics, Inc. and U.S. Bank National Association, as trustee, including Form of Global Note

5.1	Opinion of Heller Ehrman LLP

10.1	Second Amendment of Securities Purchase Agreement and Series B Unit Purchase Warrant dated July 23, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: July 25, 2008	By:	/s/ Louis A. Bianco
Louis A. Bianco
Executive Vice President, Finance and Administration

EXHIBIT INDEX

Exhibit No.	Description

3.2	Bylaws, as amended and restated on July 23, 2008

4.1	Indenture, dated July 24, 2008 between Cell Therapeutics, Inc. and U.S. Bank National Association, as trustee, including Form of Global Note

5.1	Opinion of Heller Ehrman LLP

10.1	Second Amendment of Securities Purchase Agreement and Series B Unit Purchase Warrant dated July 23, 2008